EXHIBIT 23

[DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Margo Caribe, Inc. on Form S-8 No. 333-56919 of our report dated March 3, 2000 appearing in the Annual Report on Form 10-K for the year ended December 31, 1999.

/s/  DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
March 30, 2000